As filed with the Securities and Exchange Commission on July 16, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	33-0430755
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

700 Milam Street, Suite 3100	77002
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)

Nuevo Energy Company 1990 Option Plan

Nuevo Energy Company 1993 Stock Incentive Plan

Nuevo Energy Company 1999 Stock Incentive Plan

Nuevo Energy Company 2001 Stock Incentive Plan

(Full title of the plan)

John F. Wombwell

Executive Vice President, Secretary and General Counsel

Plains Exploration & Production Company

700 Milam Street, Suite 3100

Houston, Texas 77002

(832) 239-6000

(Name and address, including zip code, and

telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 (“Common Stock”)	560,985	$19.09	$10,709,203.65	$1,356.86

(1)	The number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and calculated on the basis of the average of the high and low sales prices of the common stock of the Registrant on July 13, 2004 as reported on the New York Stock Exchange.

Introductory Statement

On May 14, 2004, PXP California Inc., a wholly owned subsidiary of Plains Exploration & Production Company, a Delaware corporation, or Plains, merged with and into Nuevo Energy Company, a Delaware corporation, or Nuevo, pursuant to the Agreement and Plan of Merger dated as of February 12, 2004 and amended on April 9, 2004, by and among Plains, PXP California Inc. and Nuevo. Pursuant to the merger agreement, Plains assumed the Nuevo Energy Company 1990 Option Plan, the Nuevo Energy Company 1993 Stock Incentive Plan, the Nuevo Energy Company 1999 Stock Incentive Plan and the Nuevo Energy Company 2001 Stock Incentive Plan, collectively referred to as the Nuevo Plans, and each unexpired and unexercised outstanding option to purchase Nuevo common stock held by employees and directors of Nuevo under the Nuevo Plans was automatically converted into an option to purchase Plains Common Stock at an exchange ratio of 1.765 shares of Plains Common Stock for each share of Nuevo common stock subject to such option.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document containing the information specified in Part I on this registration statement on Form S-8 will be sent or given to each participant in the Nuevo Plans as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Such documents need not be filed with the Securities and Exchange Commission, or the SEC, either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 below, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed by Plains with the SEC are incorporated by referenced in this registration statement:

•	the financial statements of 3TEC Energy Corporation on pages F-59 through F-92 contained in our Form S-4 registration statement filed with the SEC on August 29, 2003;

•	the information required by Items 6 through 10 of Schedule 14(A) contained in our Form S-4 registration statement filed with the SEC on March 12, 2004;

•	Plains’ Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 12, 2004;

•	Plains’ Annual Report on Form 10-K/A for the year ended December 31, 2003, filed on June 14, 2004;

•	Plains’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 7, 2004;

•	Plains’ Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004, filed on June 14, 2004;

•	Plains’ Current Reports on Form 8-K filed with the SEC on January 20, 2004, February 12, 2004, February 18, 2004, March 10, 2004, March 17, 2004, March 30, 2004, March 31, 2004, April 13, 2004, April 16, 2004, April 20, 2004, May 6, 2004, May 14, 2004, May 17, 2004, May 18, 2004, May 27, 2004, May 28, 2004, May 28, 2004, June 7, 2004, June 14, 2004, June 14, 2004, June 15, 2004, June 17, 2004, June 21, 2004, and July 1, 2004; and

•	the description of Plains’ common stock set forth in the Registration Statement on Form 10 (File No. 001-31470) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on November 8, 2002, as amended by Amendment No. 1 thereto filed on November 21, 2002, Amendment No. 2 thereto filed on December 3, 2002, and Amendment No. 3 thereto filed on December 6, 2002.

In addition, all documents filed by Plains pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed

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incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained hereby modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

The discussion below summarizes the material indemnification provisions of our certificate of incorporation and bylaws and Section 145 of the Delaware General Corporation Law.

Our certificate of incorporation provides that we must indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal or otherwise) because he, his testator or intestate, is or was one of its directors or officers or because such director or officer, at its request, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The rights to indemnification set forth above are not exclusive of any other rights to which such person may be entitled under any statute, provision of its certificate of incorporation or bylaws, agreements, vote of stockholders or disinterested directors or otherwise.

Additionally, our bylaws provide for mandatory indemnification to at least the extent specifically allowed by Section 145 of the DGCL. Our bylaws generally follow the language of Section 145 of the DGCL, but in addition specify that any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under the bylaws, notwithstanding any contrary determination denying indemnification made by our board, by independent legal counsel, or by our stockholders, and notwithstanding the absence of any determination with respect to indemnification. Our bylaws also specify certain circumstances in which a finding is required that the person seeking indemnification acted in good faith, for purposes of determining whether indemnification is available. Under our bylaws, a person is deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on our records or books of account or those of another enterprise, or on information supplied to him by our officers or the officers of another enterprise in the course of their duties, or on the advice of our legal counsel or the legal counsel of another enterprise or on information or records given or reports made to us or to another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by us or another enterprise.

Pursuant to Section 145 of the DGCL, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in our right, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to us unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. We also have the power to purchase and maintain insurance for such persons.

We are also required, until June 4, 2009, to indemnify the present and former officers and directors of 3TEC Energy Corporation and its subsidiaries from liabilities actually and reasonably incurred by them arising out of actions or omissions in their capacity as such prior to June 4, 2003,

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to the full extent permitted under Delaware law or our certificate of incorporation and bylaws. In addition, we will maintain 3TEC’s directors’ and officers’ insurance coverage for the same period of time, but only to the extent related to actions or omissions prior to June 4, 2003.

Although the above discussion summarizes the material provisions of our certificate of incorporation and bylaws and
Section 145 of the DGCL, it is not intended to be exhaustive and is qualified in its entirety by each of those documents and that statute.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.		Description

4.1		Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Plains’ Amendment No. 2 to Form S-1 filed on October 4, 2002).

4.1	(a)	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.1(a) to Plains’ Form S-8 filed on May 19, 2004).

4.2		Bylaws (incorporated by reference to Exhibit 3.2 to Plains’ Amendment No. 2 to Form S-1 filed on October 4, 2002).

4.3		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to Form S-1 filed on October 4, 2002).

5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2	*	Consent of PricewaterhouseCoopers LLP.

23.3	*	Consent of KPMG LLP, Independent Auditors for 3TEC Energy Corporation.

23.4	*	Consent of KPMG LLP, Independent Auditors for Nuevo Energy Company.

23.5	*	Consent of Netherland, Sewell & Associates, Inc.

23.6	*	Consent of Ryder Scott Company.

24.1	*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.

Item	9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Plains pursuant to the foregoing provisions, or otherwise, Plains has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Plains of expenses incurred or paid by a director, officer or controlling person of Plains in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Plains will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 15, 2004.

Plains Exploration & Production Company

By:	/s/ James C. Flores

James C. Flores
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Flores and John F. Wombwell, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed below by the following persons in the capacities indicated below on July 15, 2004.

Signature	Title

/s/ James C. Flores James C. Flores	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Stephen A. Thorington Stephen A. Thorington	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Cynthia A. Feeback Cynthia A. Feeback	Senior Vice President—Accounting (Principal Accounting Officer)

/s/ Isaac A. Arnold, Jr. Isaac Arnold, Jr.	Director

Signature	Title

/s/ Alan R. Buckwalter, III Alan R. Buckwalter, III	Director

/s/ Jerry L. Dees Jerry L. Dees	Director

/s/ Tom H. Delimitros Tom H. Delimitros	Director

/s/ Robert L. Gerry III Robert L. Gerry III	Director

/s/ John H. Lollar John H. Lollar	Director

INDEX TO EXHIBITS

Exhibit No.		Description

4.1		Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Plains’ Amendment No. 2 to Form S-1 filed on October 4, 2002).

4.1	(a)	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.1(a) to Plains’ Form S-8 filed on May 19, 2004).

4.2		Bylaws (incorporated by reference to Exhibit 3.2 to Plains’ Amendment No. 2 to Form S-1 filed on October 4, 2002).

4.3		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to Form S-1 filed on October 4, 2002).

5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2	*	Consent of PricewaterhouseCoopers LLP.

23.3	*	Consent of KPMG LLP, Independent Auditors for 3TEC Energy Corporation.

23.4	*	Consent of KPMG LLP, Independent Auditors for Nuevo Energy Company.

23.5	*	Consent of Netherland, Sewell & Associates, Inc.

23.6	*	Consent of Ryder Scott Company.

24.1	*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.